UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015 (July 25, 2015)

CLEAN COAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY	10017
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (646) 727-4847

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On July 25, 2015, Clean Coal Technologies, Inc. (the “Company”) board member, Ignacio Ponce de Leon, submitted his written resignation as director on the Company’s Board of Directors, which was effective on July 31, 2015.  In addition, Mr. Ponce de Leon resigned as Chief Operating Officer of the Company, which also became effective on July 31, 2015. Mr. Ponce de Leon’s resignation as a director and an executive officer of the Company was in connection with his decision to retire.

(e)           In connection with his retirement from the Company, the Company and Mr. Ponce de Leon entered into a letter agreement (“Agreement”), effective on July 31, 2015 (“Effective Date”), as discussed below.  The terms of the Agreement provide for the future payment of Mr. Ponce de Leon’s accrued and unpaid salary in the amount of $1,226,711 (“Back Compensation”).  As previously reported, the Company’s management team, which included Mr. Ponce de Leon, has been voluntarily deferring receipt of a significant amount of their salary in order for the Company to apply the funding it has received over the years toward the development of the Company’s technology and the completion of its test plant. Pursuant to the Agreement, Mr. Ponce de Leon will receive the Back Compensation in installments as follows: (i) $200,000 by the date which is six months after the Effective Date of this Agreement; and (ii) an amount necessary to pay 50% of the total of the Back Compensation due (as of this Agreement), by the date which is 12 months after the Effective Date; and (iii) the remaining balance of the Back Compensation will be paid by the date which is 24 months after the Effective Date. If the installment payments are not timely made or within three business days after the due date, then the full amount will become due and payable. In recognition of his past contribution and service to the Company, the Company agreed to award Mr. Ponce de Leon 2,000,000 shares of restricted common stock, which award is to be made within 30 days of the Effective Date. The Agreement also provides for mutual releases by the Company and Mr. Ponce de Leon of claims and causes of action that either party may have against the other, including but not limited to, those arising out of Mr. Ponce de Leon’s employment or board status.  In addition, Mr. Ponce de Leon has agreed to assist in transitioning his duties to designated Company employees and to otherwise consult with and cooperate with the Company on certain business and legal matters. The Agreement also includes a six month non-competition and non-solicitation agreement from the date of the Agreement by Mr. Ponce del Leon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: September 2, 2015

CLEAN COAL TECHNOLOGIES, INC.

By: /s/ Robin Eves
Robin Eves
Chief Executive Officer